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                                                                   EXHIBIT 23(c)



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) of White Mountains Insurance Group, Inc. (formerly "Fund American Enterprises Holdings, Inc.") pertaining to the Folksamerica Holding Company 401(k) Savings and Investment Plan of our report dated March 21, 1997, with respect to the consolidated financial statements and schedule of White Mountains Insurance Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP

New York, New York
July 9, 1999